Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. RECEIVES FEDERAL RESERVE APPROVAL
FOR ACQUISITION OF
THE NATIONAL BANK & TRUST COMPANY OF SYCAMORE

ITASCA, IL, January 13, 2016 - First Midwest Bancorp, Inc. (“First Midwest”) (NASDAQ NGS: FMBI), headquartered in Itasca, Illinois and the parent company of First Midwest Bank, today announced that it has received approval from the Federal Reserve to acquire NI Bancshares Corporation (OTCPINK: NIBA), the holding company for The National Bank & Trust Company of Sycamore (“NB&T”), based in Sycamore, Illinois.
“We are extremely pleased to receive Federal Reserve approval for our transaction with NB&T, which we publicly announced on November 12, 2015,” said Michael L. Scudder, President and Chief Executive Officer of First Midwest. “We are on track for an expected closing in the first quarter of 2016. We look forward to completing this transaction as it will allow us to expand our banking presence in the attractive DeKalb County and surrounding markets, as well as significantly expand our wealth management business by almost 10% and solidify our position as one of Illinois’ leading wealth management providers.”
NB&T operates ten offices in DeKalb, Kane and LaSalle Counties in northern Illinois, and has approximately $680 million in total assets and over $700 million in trust assets under administration.
The NB&T transaction follows First Midwest’s acquisition of The Peoples’ Bank of Arlington Heights. First Midwest publicly announced the Peoples’ Bank transaction on September 21, 2015 and completed this acquisition on December 3, 2015, with systems conversion concluded on December 7, 2015.
The NB&T transaction remains subject to the approval of NI Bancshares’ shareholders and the satisfaction of other customary closing conditions.
About First Midwest
First Midwest is a relationship-focused financial institution and one of Illinois’ largest independent publicly-traded bank holding companies. First Midwest’s principal subsidiary, First Midwest Bank, and other affiliates provide a full range of business, middle market and retail banking as well as wealth management and private banking services through over 100 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest was recognized for the second year in a row as having the “Highest Customer Satisfaction with Retail Banking in the Midwest”* according to the J.D. Power 2015 Retail Banking Satisfaction StudySM. First Midwest’s website is www.firstmidwest.com.

Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements are subject to certain risks, uncertainties and assumptions, including, but not limited to: expected synergies, cost savings and other financial or other benefits of the proposed transaction between First Midwest and NI Bancshares Corporation (“NI Bancshares”) might not be realized within the expected timeframes or might be less than projected; the requisite stockholder and regulatory approvals for the proposed transaction between First Midwest and NI Bancshares might not be obtained; credit and interest rate risks associated with First Midwest’s and NI Bancshares’ respective businesses, customer borrowing, repayment, investment and deposit practices, and general economic conditions, either nationally or in the market areas in which First Midwest and NI Bancshares operate or anticipate doing business, may be less favorable than expected; new regulatory or legal requirements or obligations; and other risks, uncertainties and assumptions identified under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as First Midwest’s subsequent filings made with the Securities and Exchange Commission (the “SEC”). However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could impact First Midwest’s business and financial performance and pending or consummated acquisition transactions, including the proposed acquisition of NI Bancshares.
Additional Information for Stockholders
The information contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger of First Midwest and NI Bancshares, First Midwest has filed a registration statement on Form S-4 (File no. 333-208781) with the SEC. The registration statement includes a proxy statement of NI Bancshares, which also constitutes a prospectus of First Midwest, that will be sent to the stockholders of NI Bancshares. Stockholders are advised to read the registration statement and proxy statement/prospectus because it contains important information about First Midwest, NI Bancshares and the proposed transaction. This document and other documents relating to the transaction filed by First Midwest can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Midwest’s website at www.firstmidwest.com under the tab “Investor Relations” and then under “SEC Filings.” Alternatively, these documents can be obtained free of charge from First Midwest upon written request to First Midwest Bancorp, Inc., Attn: Corporate Secretary, One Pierce Place, Suite 1500, Itasca, Illinois 60143 or by calling (630) 875-7463, or from NI Bancshares upon written request to NI Bancshares Corporation, Attn: Michael A. Cullen, President and Chief Executive Officer, 230 W. State Street, Sycamore, Illinois 60178 or by calling (815) 895-2125.

Participants in this Transaction
First Midwest, NI Bancshares and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from NI Bancshares stockholders in connection with the proposed transaction between First Midwest and NI Bancshares under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, is included in the proxy statement/prospectus regarding the proposed transaction. Additional information about First Midwest and its directors and certain of its officers may be found in First Midwest’s definitive proxy statement relating to its 2015 Annual Meeting of Stockholders filed with the SEC on April 14, 2015. This definitive proxy statement can be obtained free of charge from the SEC’s website at www.sec.gov.
CONTACTS:

Paul F. Clemens (Investors) EVP and Chief Financial Officer (630) 875-7347 paul.clemens@firstmidwest.com	James M. Roolf (Media) SVP and Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

* First Midwest Bank received the highest numerical score among retail banks in the Midwest region in the proprietary J.D. Power 2014 and 2015 Retail Banking Satisfaction StudiesSM. The 2015 study is based on 82,030 total responses measuring 20 providers in the Midwest region (IA, IL, KS, MO, WI) and measures opinions of consumers with their primary banking provider. Proprietary study results are based on experiences and perceptions of consumers surveyed April 2014 - February 2015. Your experiences may vary. Visit jdpower.com.